Exhibit 99.1

Actelis Networks Announces Binding Term Sheet to Acquire Exaware, Entering AI Data Center Networking Market

Transaction expected to mark Actelis’ entry into the high-growth AI-driven data center networking market, leveraging Exaware’s rapidly expanding footprint across data center environments

Acquisition is designed to enable a unified, multi-layer, cyber-hardened networking platform spanning secure edge, aggregation, and data center connectivity for rapid, reliable and cost-effective deployment

Subject to completion, the combined company will be positioned to capitalize on accelerating global demand for AI-driven bandwidth and network modernization

SUNNYVALE, Calif., March 24, 2026 -- Actelis Networks, Inc. (NASDAQ: ASNS) (“Actelis” or the “Company”), a market leader in cyber-hardened, rapid deployment networking solutions for IoT and broadband applications, today announced it has entered into a binding term sheet to acquire 100% of the issued and outstanding shares of Exaware Ltd., an Israel-based provider of high-throughput routing, switching, and open networking platforms (“Exaware”), in an all-stock transaction (the “Acquisition”). The planned Acquisition will signal Actelis’ entry into the fast-growing AI-driven data center networking market, leveraging Exaware’s cutting-edge, high-throughput routing, switching, and open networking platforms. The Acquisition is aimed to position Actelis as a strategic bridge between high-capacity cloud data center infrastructure and secure, cyber-hardened edge connectivity as AI usage expands across the full network stack.

As AI and data-intensive applications drive what many view as an unprecedented expansion in global network infrastructure, operators, enterprises, and government entities are responding to a surge in demand for higher-capacity, more resilient connectivity. This transaction is intended to strengthen Actelis’ ability to participate in that accelerating investment cycle across AI, cloud, telecom, defense, federal, and critical infrastructure networks.

By combining Actelis’ secure edge expertise with Exaware’s advanced routing and switching platforms, subject to completion of the transaction, the companies aim to create an integrated, end-to-end architecture spanning edge, aggregation, and data center environments. Designed to address the unprecedented bandwidth demands driven by AI and cloud expansion, this unified framework would integrate Actelis’ fiber-grade, rapid-deployment connectivity with Exaware’s scalable ExaNOS operating system to deliver high-performance, cyber-hardened networking across telecom, enterprise, defense, federal, and mission-critical data center environments. The combined platform would extend from IoT edge connectivity to high-capacity core and data center routing and is expected to redefine how operators approach infrastructure modernization - accelerating deployment cycles and supporting the next generation of AI-driven networks.

“The AI era demands a radical rethink of the entire network stack, far beyond the data center alone,” said Tuvia Barlev, Chief Executive Officer of Actelis. “By joining forces with Exaware, we are aligning complementary strengths across edge, aggregation, and core infrastructure. Actelis has built a strong position delivering secure, fiber-grade connectivity at the edge, and integrating Exaware’s software-enabled open platforms delivering high-throughput routing enables us to expand that foundation into a broader, unique, multi-layer architecture positioned to lead the next phase of AI-driven network modernization with a highly cost-effective, rapid deployment offering.”

“Exaware has aggressively expanded its presence in data center networking through high-throughput switching and open networking deployments, while continuing to deliver carrier-grade routing solutions to telecom and infrastructure operators,” said Ronen Hovav, Chief Executive Officer of Exaware. “I believe that combining our platforms with Actelis’ secure edge solutions will create a powerful, highly cost-effective, end-to-end architecture spanning edge, aggregation, and data center environments. As bandwidth demand accelerates at an unprecedented pace, this combination positions the combined company to lead the next wave of AI-driven connectivity transformation across the entire network stack.”

Transaction Terms

Under the binding term sheet, Actelis will acquire 100% of the equity of Exaware in an all-stock transaction. The agreed post-transaction value ratio reflects approximately 40% attributable to Actelis and 60% to Exaware, subject to third-party valuation, receipt of a customary fairness opinion and adjustments, as well as definitive documentation.

At closing, Actelis expects to issue 19.9% of its outstanding common stock to Exaware shareholders. The balance of the purchase consideration will be issued in non-voting preferred shares, convertible into Actelis common stock subject to Actelis’ compliance with Nasdaq listing requirements and other applicable rules and regulations. The shares issued to Exaware in the transaction will be subject to lock-up for a period of six months from the date of conversion of preferred shares to common stock.

The transaction remains subject to the execution of a definitive agreement, board approvals from both companies, and the satisfaction of customary closing conditions, including regulatory approvals. Subject to the fulfillment of such conditions, the parties are aiming towards closing the transaction by May 7, 2026. The binding term sheet provides for a 60-day non-solicitation and no-shop period, and includes the payment of a break-up fee under specified circumstances.

About Actelis Networks, Inc.

Actelis Networks, Inc. (NASDAQ: ASNS) is a market leader in hybrid fiber, cyber-hardened networking solutions for rapid deployment in wide-area IoT applications, including government, ITS, military, utility, rail, telecom, and campus networks. Actelis’ innovative portfolio offers fiber-grade performance with the flexibility and cost-efficiency of hybrid fiber-copper networks. Through its “Cyber Aware Networking” initiative, Actelis also provides AI-based cyber monitoring and protection for all edge devices, enhancing network security and resilience. For more information, please visit www.actelis.com.

About Exaware Ltd.

Exaware Ltd. develops high-throughput routing, switching, and open networking solutions designed for data center, telecom, and high-capacity aggregation environments. Founded in 2008 and headquartered in Israel, Exaware serves carriers and networking operators across telecom and infrastructure markets. The company’s platforms leverage disaggregated IP/MPLS architectures and open networking principles to deliver scalable, performance-driven connectivity across modern network infrastructures. In recent years, Exaware has expanded its activity in data center networking deployments while continuing to support carrier-grade routing applications in telecom and service provider environments. For more information, please visit www.exaware.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project,” “looking forward,” and similar expressions that are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the anticipated completion of the proposed acquisition, the expected timing of closing, the potential benefits of the transaction, post-closing integration, and the combined company’s future performance and positioning within AI-driven network markets. There can be no assurance that definitive agreements will be executed, that the transaction will be completed on the anticipated terms or timeline, or that the expected strategic or financial benefits of the transaction will be realized. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Investor Relations Contact

Arx Investor Relations
North American Equities Desk
actelis@arxhq.com